CUSIP No. 460238                   SCHEDULE 13D                     Page 7 of 7




                                    EXHIBIT 1

                                 DSC CORPORATION
                        DIRECTORS AND EXECUTIVE OFFICERS


NAME AND                                                      COUNTRY OF     PRINCIPAL
TITLE                             BUSINESS ADDRESS            CITIZENSHIP    OCCUPATION
Executive Officers:
Bernardo Dominguez Cereceres      Same as DSC Corporation      Mexico        Chairman





Directors:
Bernardo Dominguez Moreno         Same as DSC Corporation     Mexico         Director
Jorge Lopez Nunez                 Same as DSC Corporation     Mexico         Director
Pablo Macedo                      Same as DSC Corporation     Mexico         Director
